Exhibit 99.1

FOR IMMEDIATE RELEASE

Seventy Seven Energy Inc. Enters into Restructuring Support Agreement

•	$1.1 Billion of Existing Debt to be Converted into New Common Equity

•	Trade Creditors, Suppliers and Contractors to be Paid in Full in the Ordinary Course

•	Customer Contracts to Continue Uninterrupted

Oklahoma City, OK – April 19, 2016 – Seventy Seven Energy Inc. (the “Company”), today announced that it has entered into a Restructuring Support Agreement (the “Agreement”) with certain lenders (the “Incremental Term Loan Lenders”) representing 92.0% of the outstanding principal amount under the Company’s Incremental Term Supplement (Tranche A) loan and certain noteholders (the “Consenting 2019 Noteholders”) collectively owning or controlling in excess of 57.7% of the aggregate outstanding principal amount of the Company’s 6.625% senior notes due 2019 (the “2019 Notes”). The terms of the Agreement provide for a substantial deleveraging of the Company’s balance sheet by converting approximately $1.1 billion of the Company’s bond debt into new common equity without interrupting the Company’s daily operations. The Agreement outlines an expected restructuring through a prepackaged plan of reorganization (the “Plan”).

“Today’s announcement is a clear endorsement by the stakeholders of Seventy Seven Energy in the future of this company,” Chief Executive Officer Jerry Winchester said. “The exchange of debt for equity will provide us with a significantly deleveraged balance sheet, and we will emerge from this process as a stronger company. After a thorough evaluation of our options, we are confident this is the correct path that will enable us to take advantage of our operational strengths and strong asset base to proactively grow our business as market conditions improve.”

A key component of the Plan is that all trade creditors, suppliers and contractors will be paid in the ordinary course of business. All of the Company’s commercial and operational contracts will remain in effect in accordance with their terms preserving the rights of all parties, and customer relationships will continue uninterrupted. Employees can expect that operations will continue as usual and they will be paid in the ordinary course. The Company intends to commence a prepackaged Chapter 11 proceeding on or before May 26, in order to implement the Plan. The pre-packaged Chapter 11 filing will follow a solicitation process that is expected to commence on April 22.

The Company’s 8-K filing today outlines certain terms of the Plan. Significant elements of the Plan include:

•	payment in full in the ordinary course of all trade creditors and other general unsecured creditors;

•	the exchange of the full $650.0 million of the 2019 Notes into either 96.75%, if the holders of the 2022 Notes vote as a class to accept the Plan, or 98.67%, if the holders of the 2022 Notes vote as a class to not accept the Plan, of the Company’s new common stock to be issued in the reorganization (“New Common Stock”);

Seventy Seven Energy

777 N.W. 63rd Street | Oklahoma City, OK 73116

405-608-7777

•	the exchange of the full $450.0 million of the 2022 Notes for (i) 3.25% of the New Common Stock as well as warrants exercisable for 15% of the New Common Stock at predetermined equity values (the “2022 Warrants”), if the holders of the 2022 Notes vote as a class to accept the Plan, or (ii) 1.33% of the New Common Stock, if the holders of the 2022 Notes vote as a class to not accept the Plan;

•	the issuance by the Company, if all classes of claims entitled to vote accept the Plan, to existing common stockholders of the Company of two series of warrants exercisable for an aggregate of 20% of the New Common Stock at predetermined equity values;

•	the reinstatement of the Company’s existing $400 million secured term loan on identical terms; and

•	the payment of a consent fee equal to 2% of the Incremental Term Loan plus $15 million of the outstanding Incremental Term Loan balance, together with the reinstatement of the remaining $84 million balance of the Incremental Term Loan on identical terms other than the suspension of any prepayment premium for a period of 18 months.

The Company has set up a toll-free information line to answer questions about this announcement. The information line can be accessed by calling (844)224-1136 (internationally +1 (917) 962-8386). The Company has also posted FAQ’s on its website at 77NRG.com/Restructuring/.

Baker Botts LLP is serving as legal counsel and Lazard Freres & Co. LLC has been engaged as financial advisor to Seventy Seven Energy. Alvarez & Marsal is restructuring advisor to the Company.

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the plan of reorganization.

About Seventy Seven Energy Inc.

Headquartered in Oklahoma City, SSE provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers. SSE’s services include drilling, hydraulic fracturing and oilfield rentals and its operations are geographically diversified across many of the most active oil and natural gas plays in the onshore U.S., including the Anadarko and Permian basins and the Eagle Ford, Haynesville, Marcellus, Niobrara and Utica shales. For additional information about SSE, please visit our website at www.77nrg.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

This news release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “believe,” “ensure”, “will” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, including with respect to our capital structure, corporate valuation, future financial position and capital resources, operations, performance and growth. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q, and our Annual Reports on Form 10-K.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

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